10f-3 Exhibit		Compliance Detail

Issuer Name + CUSIP #
Freshpet Inc 358039105

Trade Date
11/07/14

List of Underwriters
Goldman, Sachs & Co.
Credit Suisse
Baird
Stifel
Suntrust Robinson Humphrey
Canaccord Genuity

Was the security: 33 Act Registration, Eligible Municipal Security, Eligible Government offering, Foreign Offering, or Eligible 144A offering?
YES

Was security offered under a firm commitment underwriting?
YES

Is an affiliated b/d a Sr. Manager or Co-Manager?
YES

If yes, did the affiliate benefit directly or indirectly
NO

Name of Affiliate:
Goldman, Sachs & Co.

Underwriter(s) or Dealer(s) from Whom Purchased (Non-affiliates):
Credit Suisse

Sector or Industry:
Retail

Date of First Offering:
11/07/14

Ratings:
N/A

Maturity Date:
N/A

Coupon:
N/A

Unit Price:
$15.000

Underwriting Spread per Unit:
1.0500

Gross Spread as a % of Price:
7.000%

Yield:
N/A

Yield to Maturity:
N/A

Principal Amount of Offering:
$156,250,005

Subordination Features:
Common Stock

Years of Continued Operation:
At least 3 years of Operation


The Sub-adviser attests that the commission, spread or profit with respect to the transaction described is reasonable and fair compared to the commissions, spread or profit received by others in connection with the underwritings of similar securities during a comparable period of time.
The Sub-adviser attests that the Total Percentage Purchased by Sub-adviser including all funds and private advisory accounts over which sub-adviser has investment discretion did not exceed 25%.  [If an eligible 144A offering, must be less than 25% of the "144A offering plus any concurrent public
offering]	PLEASE INDICATE PERCENTAGE
2.8800%



LIST EACH PARTICIPATING FUND
           Percent of Offering           Dollar Value of Offering
            Purchased by Fund              Purchased by Fund

PI LLC FUND NAME

AST Goldman Sachs Small-Cap Value Portfolio
               0.2418%                       $377,790.00

PSF SP Small Cap Value Portfolio (Goldman sleeve)
               0.0334%                       $52,125.00

Total Purchased for Prudential Funds which Sub-Adviser Manages
               0.2752%                      $429,915.00

Total Percent Purchased by all PI LLC Funds and private advisory accounts over which subadviser has investment discretion [To be completed by PI]
              0.2752%                       $429,915.00